Exhibit (24)(b)
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each Manager of Procter & Gamble International Finance Funding General Management Sàrl, the sole general partner of Procter & Gamble International Funding SCA, whose signature appears below, constitutes and appoints Oliver Hubin (Member of the Supervisory Board of Procter & Gamble International Funding SCA), Luc Dhont (Member of the Supervisory Board of Procter & Gamble International Funding SCA), and Libby Rutherford (Manager and General Counsel), and the three of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the Form S-3 Registration Statement to be filed with the Securities and Exchange Commission on or around 4th September 2009 (the “Registration Statement”), and any registration statement relating to the offering covered by the Registration Statement and filed under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and the three of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned has subscribed to the above as of September 2nd, 2009.

Signature	Title

/s/ Herwig Meskens	Manager (Procter & Gamble International Finance
Herwig Meskens	Funding General Management Sàrl)

/s/ Roger Patton	Manager (Procter & Gamble International Finance
Roger Patton	Funding General Management Sàrl)

/s/ Tadd Fowler	Manager (Procter & Gamble International Finance
Tadd Fowler	Funding General Management Sàrl)